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                                                                    Exhibit 21.1

                                 Subsidiaries*

                                                                    F/S
                               Tokheim%      Jurisdiction of     Information
Subsidiary Name              Ownership(O)     Incorporation      Included By
---------------             -------------  ------------------  -------------
Management
 Solutions, Inc.    (A)         100.00%      USA - Colorado      Consolidated
Tokheim RPS, LLC    (J)         100.00%      USA - Delaware      Consolidated
Sunbelt Hose &
 Petroleum
 Equipment, Inc.    (B)         100.00%      USA - Georgia       Consolidated
Gasboy
 International,
 Inc.               (B)         100.00%      USA - Pennsylvania  Consolidated
Tokheim Services,
 LLC                (N)         100.00%      USA - Indiana       Consolidated
Tokheim
 Investment Corp.   (A)         100.00%      USA - Texas         Consolidated
Tokheim Austria
 GesmbH             (G)         100.00%      Austria             Consolidated
Tokheim Belgium
 N.V.               (M)         100.00%      Belgium             Consolidated
Socatam S.A.        (F)           99.9%      Cameroon            Consolidated
Tokheim & Gasboy
 of Canada, Ltd.    (C)         100.00%      Canada - Ontario    Consolidated
Tokheim Czech
 Republic s.r.o.    (F)         100.00%      Czech Republic      Consolidated
Tokheim
 Scandinavia A/S    (I)         100.00%      Denmark             Consolidated
Tokheim Sofitam
 S.A.               (B)         100.00%      France              Consolidated
Tokheim Sofitam
 Applications S.A.  (E)         100.00%      France              Consolidated
Tokheim Services
 France S.A.        (F)         100.00%      France              Consolidated
Tokheim Holding
 GmbH               (A)         100.00%      Germany             Consolidated
Tokheim GmbH        (G)         100.00%      Germany             Consolidated
Deutsche Tokheim
 GmbH               (G)         100.00%      Germany             Consolidated
Tokheim Germann
 GmbH               (G)         100.00%      Germany             Consolidated
Tokheim
 Tanksysteme GmbH   (G)         100.00%      Germany             Consolidated
Tokheim Hungary
 k.f.t.             (F)         100.00%      Hungary             Consolidated
Tulla Electronics
 Limited            (B)         100.00%      Ireland             Consolidated
Tokheim Ireland
 Limited            (B)         100.00%      Ireland             Consolidated
Tokheim-Italia SRL  (F)          99.00%      Italy               Consolidated
Matam S.A.          (F)           99.9%      Morocco             Consolidated
Tokheim Poland      (L)         100.00%      Poland              Consolidated
Rossgermann         (L)         100.00%      Russia              Equity Method
Cosetam S.A.        (F)          98.93%      Senegal             Consolidated
Tokheim Slovakia
 s.r.o.             (F)         100.00%      Slovak Republic     Consolidated
Tokheim South
 Africa
 (Proprietary),
 Ltd.               (D)         100.00%      South Africa        Consolidated
Tokheim Koppens
 Iberica S.A.       (F)          99.81%      Spain               Consolidated
Tokheim
 Switzerland AG     (B)         100.00%      Switzerland         Consolidated
Tokheim Holding
 Netherlands B.V.   (B)         100.00%      The Netherlands     Consolidated
Koppens Automatic
 Fabrieken B.V.     (H)         100.00%      The Netherlands     Consolidated
Tokheim
 Netherlands B.V.   (H)         100.00%      The Netherlands     Consolidated
Koppens Holding
 Nederland B.V.     (H)         100.00%      The Netherlands     Consolidated
Tokheim Europe
 B.V.               (H)         100.00%      The Netherlands     Consolidated
HMA Rotterdam B.V.  (I)         100.00%      The Netherlands     Consolidated
Cottam Sarl         (F)          99.88%      Tunisia             Consolidated
Tokheim UK Limited  (B)         100.00%      United Kingdom      Consolidated
Sofitam Pump
 Services Ltd.      (F)         100.00%      United Kingdom      Consolidated
Tokheim de Mexico   (B)         100.00%      Mexico              Consolidated
Tokheim Portugal    (K)         100.00%      Portugal            Consolidated
Serip S.A.          (F)          63.10%      France              Consolidated
Ardic Tokheim
 Service SRL        (P)         100.00%      Italy               Consolidated

*Subsidiaries as of 11/30/00. Does not include entities in which Tokheim Corporation or subsidiaries hold less than 50%. Does not take into account subsequent liquidations, mergers, or other transactions.

A)   Directly owned by Tokheim Corporation.

B) Directly owned by Tokheim Corporation's subsidiary, Tokheim Investment Corp., or directors' qualifying shares.

C) Directly owned 65% by Tokheim Corporation's subsidiary, Tokheim Investment Corp., and 35% by Tokheim Corporation's indirect subsidiary, Gasboy International, Inc.

D) Directly owned by Tokheim Corporation's indirect subsidiary, Tokheim & Gasboy of Canada, Ltd.

E) Directly owned by Tokheim Corporation's indirect subsidiary, Tokheim Sofitam S.A.

F) Directly owned by Tokheim Corporation's indirect subsidiary, Tokheim Sofitam Applications S.A.

G) Directly owned by Tokheim Corporation's indirect subsidiary, Tokheim Holding GmbH.

H) Directly owned by Tokheim Corporation's indirect subsidiary, Tokheim Holding Netherlands B.V.

I) Directly owned by Tokheim Corporation's indirect subsidiary, Koppens Holding Nederland B.V.

J) Directly owned by Tokheim Corporation's indirect subsidiary, Gasboy International, Inc.
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K)   Directly owned by Tokheim Corporation's indirect subsidiary, Tokheim
     Koppens Iberica S.A.

L) Directly owned by Tokheim Corporation's indirect subsidiary, Tokheim Germann GmbH.

M) Directly owned 88.48% by Tokheim Corporation's indirect subsidiary, Koppens Holding Nederland B.V., 11.5% by Tokheim Corporation's indirect subsidiary, Tokheim Sofitam Applications S.A., and 0.016% by Tokheim Corporation's indirect subsidiary, Koppens Automatic Fabrieken B.V.

N) Directly owned 99% by Tokheim Corporation and 1% by Tokheim Corporation's subsidiary, Tokheim Investment Corp.

O) All subsidiaries are consolidated, except for Rossgermann, which is accounted for using the equity method.

P) Directly owned by Tokheim Corporation's indirect subsidiary, Tokheim-Italia SRL.